UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2024

 Commission file number 001-16111

GLOBAL PAYMENTS INC.
(Exact name of registrant as specified in charter)

Georgia	58-2567903
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3550 Lenox Road, Atlanta, Georgia	30326
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:     (770) 829-8000

None
(Former name, former address and former fiscal year, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common stock, no par value	GPN	New York Stock Exchange
4.875% Senior Notes due 2031	GPN31A	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.
On April 25, 2024, the Company held its 2024 Annual Meeting of Shareholders (the "Annual Meeting"). The following matters were submitted to a vote of the shareholders:

Proposal 1. Election of directors.

Nominee	Votes in Favor	Votes Against	Abstentions	Broker Non-Votes
M. Troy Woods	201,225,649	3,309,181	108,293	21,755,128
Cameron M. Bready	204,263,300	243,748	136,075	21,755,128
F. Thaddeus Arroyo	202,943,061	1,562,436	137,626	21,755,128
Robert H.B. Baldwin, Jr.	201,360,260	3,140,450	142,413	21,755,128
John G. Bruno	199,245,449	5,245,544	152,130	21,755,128
Joia M. Johnson	201,983,458	2,520,259	139,406	21,755,128
Kirsten Kliphouse	204,230,656	275,327	137,140	21,755,128
Ruth Ann Marshall	200,147,847	4,358,451	136,825	21,755,128
Connie D. McDaniel	202,678,368	1,833,749	131,006	21,755,128
Joseph H. Osnoss	152,069,993	52,414,209	158,921	21,755,128
William B. Plummer	203,619,001	880,333	143,789	21,755,128
John T. Turner	202,802,480	1,717,747	122,896	21,755,128

Proposal 2. Advisory vote to approve named executive officer compensation for the year ended December 31, 2023.

Votes in Favor	Votes Against	Abstentions	Broker Non-Votes
180,002,741	24,426,814	213,568	21,755,128

Proposal 3. Ratification of the reappointment of Deloitte & Touche LLP as the Company’s independent public accountants for the year ending December 31, 2024.

Votes in Favor	Votes Against	Abstentions	Broker Non-Votes
209,936,922	16,350,883	110,446	—

Proposal 4. Advisory vote on disclosure of political spending.

Votes in Favor	Votes Against	Abstentions	Broker Non-Votes
78,221,553	125,589,876	831,694	21,755,128

Signatures

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL PAYMENTS INC.

Date:	April 29, 2024	By: /s/ David L. Green
David L. Green
Senior Executive Vice President, Chief Administrative and Legal Officer